EXHIBIT I

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-83963, No. 33-19013, No. 33-50606, No. 333-30331, No. 333-87077, No. 333-91440, No. 333-104714, No. 333-105567 and No. 333-105568 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 2-84723 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-105567 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 2-80012 on Form S-3, Post-Effective Amendment No.1 to Registration Statement No. 2-77740 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 333-102970 on Form S-3 and Registration Statements No. 333-12909, No. 333-853, No. 333-30355 and No. 333-102970 on Form S-3 of our report dated June 27, 2003 appearing in this Annual Report on Form 11-K of The Schering-Plough Puerto Rico Employees’ Retirement Savings Plan for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP Parsippany, New Jersey June 27, 2003